Exhibit 10.30

PREPARED BY:	Burns, Day & Presnell, PA (JMD), P. O. Box 10867, Raleigh, NC 27605
RETURN TO:

NORTH CAROLINA WAKE COUNTY

SIXTH LOAN MODIFICATION AGREEMENT
(MASTER LINE)

                THIS SIXTH LOAN MODIFICATION AGREEMENT (the “Agreement”) entered into this March 8, 2002, by PARKER & LANCASTER CORPORATION, a Virginia corporation, and PARKER LANCASTER & ORLEANS, INC., a Delaware corporation, (individually and collectively, the Borrower”), ORLEANS HOMEBUILDERS, INC., a Delaware Corporation, (the “Guarantor”), J. CLEVE BARRETT, as Trustee, (the “Trustee”), and SOUTHTRUST BANK, a state banking corporation, (the “Lender”).

RECITALS

                Pursuant to that loan commitment dated April 22, 1998 (the “Original Commitment”), Lender, on or about May 29, 1998, made a $20,000,000.00 loan to Borrower (the “Loan”). Borrower executed a $15,500,000.00  Promissory Note (the “NC Note”) and a $4,500,000.00 Promissory Note (the “Virginia Note”), both in favor of Lender (collectively the “Notes”) and executed other documents, including the Deed of Trust (as described below) which encumbers property located in various North Carolina and Virginia counties, in connection with the Loan (the Notes, these other documents, and the Loan Modification Agreements described below collectively referred to as the “Loan Documents”). Subsequently, the Borrower and Lender entered into various Loan Modification Agreements modifying certain provisions of the Loan Documents (together, the “Loan Modification Agreements”), which among other things, increased the maximum amount of the Loan to $24,650,000.00. The parties now wish to further amend certain provisions of the Loan Documents in accordance with the terms of the New Commitment. The parties, in consideration of their Recitals and in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             Modification. Notwithstanding language in the Original Commitment or other Loan Documents to the contrary, the parties agree that the expiration date for the Loan is extended to February 10, 2003. All Loan Documents, including, but not limited to the Note and Deed of Trust, are amended accordingly. The terms of the New Commitment are incorporated into the Loan Documents. In the event of a conflict between the terms of the Original Commitment and the terms of the New Commitment, the latter terms shall control.

2.             Effect of Modification. Except as amended by this Agreement, the provisions of the Loan Documents are hereby confirmed and shall remain in full force and effect. The parties acknowledge that the Notes, remain secured by all of those Deed of Trust, Security Agreement and Assignment of Leases (Master Line) instruments executed by Borrower as security for the Loan, including, but not limited to that instrument recorded at Book 8080, Page 1025, Wake County Registry, as supplemented by those Supplemental Deed(s) of Trust, if any, executed by

Borrower, (collectively the “Deed of Trust”). This Agreement shall not, in any way, constitute a novation of the Loan.

3.             Representations.  The Borrowers and Guarantor, by their signatures below, acknowledge that: (i) the Notes and other Loan Documents, as amended, represent valid and subsisting obligations of the Borrowers and Guarantor, respectively; (ii) that there are no known defenses or offsets against those obligations; and (iii) as of this date, to the best of their knowledge, neither the Borrower nor the Guarantor is in default under any of the Loan Documents, nor is there currently any event which, with the passage of time, would constitute an Event of Default under any of the Loan Documents.

4.             Miscellaneous.  As a material inducement to each party to enter into this Agreement, the parties, severally, make the following representations and warranties, each of which shall be true and correct as of the date of this Agreement: (i) It has full power and legal right to execute, deliver and perform this Agreement; and (ii) The execution and delivery of this Agreement and the consummation of the contemplated transactions will not conflict with, violate or constitute a default under any contract or other instrument to which it is a party or by which it is bound. No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles. All words and phrases in this Agreement shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires. Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

                IN WITNESS WHEREOF, the undersigned have executed, and delivered this agreement as of the date first above written.

BORROWER:		GUARANTOR:

PARKER & LANCASTER CORPORATION, a Virginia Corporation		ORLEANS HOMEBUILDERS, INC., a Delaware Corporation

BY:	Joseph A. Santangelo	BY:	Joseph A. Santangelo
Name/Title:	Chief Financial Officer	Name/Title:	Chief Financial Officer

PARKER LANCASTER & ORLEANS, INC., a Delaware Corporation

BY:	Joseph A. Santangelo
Name/Title:	Chief Financial Officer

LENDER:		TRUSTEE:

SOUTHTRUST BANK, a state banking corporation (SEAL)

BY:	David P. Adams	BY:	J. Cleve Barrett
Name/Title:	Vice President	Name/Title:	Trustee